Exhibit 10.2

M. MICHELE BURNS

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, M. Michele Burns (the “Executive”) and Marsh & McLennan Companies, Inc. (“MMC” or the “Company”) entered into the Employment Agreement (the “Agreement”) as of March 1, 2006 to embody in the Agreement the terms and conditions of the Executive’s employment by the Company or a subsidiary; and

WHEREAS, the Agreement referred to the Executive’s position as Chief Financial Officer of the Company; and

WHEREAS, the Executive was elected as Chairman and Chief Executive Officer, Mercer Human Resource Consulting as of September 25, 2006; and

WHEREAS, the Executive and the Company desire to amend the Agreement as provided below to reflect the Executive’s new positions at Mercer Human Resource Consulting but to leave the Agreement substantially unchanged in all other respects;

NOW, THEREFORE, the parties hereby agree to make the following amendments to the Agreement:

(1)	The first sentence of Section 1.1 of the Agreement is hereby deleted and replaced by the following two sentences:

The Company shall cause Mercer Human Resource Consulting to employ the Executive as its Chairman and Chief Executive Officer. The Executive shall continue to be treated as a senior executive officer of the Company for purpose of compensation and benefits.

(2)	The first paragraph of Section 1.2 of the Agreement is hereby amended to read as follows:

The Executive shall have such duties and responsibilities and power and authority as those normally associated with the position of Chairman and Chief Executive Officer of Mercer Human Resource Consulting, as well as any additional duties, responsibilities and/or powers and authority assigned to her by the Chief Executive Officer which are consistent with her position as Chairman and Chief Executive Officer of Mercer Human Resource Consulting.

(3)

The second paragraph of Section 1.2 of the Agreement is hereby amended by (a) deleting the words “Executive Vice President and Chief Financial Officer of the Company” wherever they appear and, in each case, inserting the words “Chairman and Chief Executive Officer of Mercer Human Resource Consulting” in their place and (b) providing that each reference to “the Company” shall include “the Company and Mercer Human Resource Consulting.”

(4)	The third sentence of Section 3.2 of the Agreement is hereby amended in its entirety to read as follows:

The actual bonus amounts will be determined by the Compensation Committee of the Board (the “Committee”) based on the achievement of performance goals reflecting the performance of the Executive, Mercer Human Resource Consulting and/or the Company, as determined by the Committee, with bonuses in the upper portion of the annual bonus opportunity range being earned only for superior achievement of such performance goals; provided, however, that the Executive's bonus for 2006 performance shall be no less than $750,000 (the "2006 Minimum Bonus")

(5)

The second sentence of Section 3.3 of the Agreement is hereby amended by deleting the words “Executive Vice President and Chief Financial Officer of the Company” and inserting the words “Chairman and Chief Executive Officer of Mercer Human Resource Consulting” in their place.

(6)	Section 4.1(b) of the Agreement is hereby amended to provide that each reference to the Company shall include “the Company or any subsidiary.”
(7)	The first sentence of Section 6.1(a) of the Agreement is hereby amended in its entirety to read as follows:

This Agreement shall inure to the benefit of and be binding upon the Company and its successors, assigns and any corporation or person which may acquire all or substantially all of the assets or business of the Company or Mercer Human Resource Consulting or with or into which the Company or Mercer Human Resource Consulting may be consolidated or merged.

(8)	Section 6.1(b) of the Agreement is hereby amended in its entirety to read as follows:

The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or of Mercer Human Resource Consulting to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this amendment to the Agreement on this 2nd day of October, 2006, effective as of September 25, 2006.

MARSH & MCLENNAN COMPANIES, INC. By: /s/ Michael G. Cherkasky Name: Michael G. Cherkasky Title: President & Chief Executive Officer
/s/ M. Michele Burns M. MICHELE BURNS